FIGI
Fortress International Group Inc.

Fortress International Group Announces Acquisition of SMLB Ltd To Expand Presence in Chicago Area

COLUMBIA, Md., Jan 03, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- Fortress International Group (Nasdaq: FIGI), holding company for Total Site Solutions (TSS), a company providing comprehensive services for the planning, design and development of mission-critical facilities and information infrastructure, today announced that it has acquired SMLB Ltd. SMLB, based in Arlington Heights, Illinois, provides consulting, facility management, and equipment integration services for mission-critical facilities corporate customers in the Chicago area.

The initial consideration to be paid in the acquisition consists of $2.0 million in cash, $500,000 in shares of FIGI common stock, and $500,000 in the form of a promissory note payable to the sellers of SMLB. An additional earn-out of up to $600,000 is obtainable based on operating profit of SMLB for 2008 and 2009. The acquisition is expected to be accretive in 2008.

Speaking of the acquisition, Thomas Rosato, Chief Executive Officer of Fortress International Group, said, "This acquisition gives Fortress International an expanded presence in the Chicago area, one of the leading mission critical facilities markets in the United States. SMLB's existing client base provides a solid platform of growth opportunities for a variety of Fortress International service offerings."

Harvey Weiss, Chairman of Fortress International added, "Fortress International continues to execute consistently with its acquisition strategy as discussed with shareholders and analysts. This acquisition is not only immediately accretive; it will reinforce the Total Site Solutions go-to-market methodology by bringing all of the services available through TSS to the Chicago area and the SMLB customer base."

ABOUT TOTAL SITE SOLUTIONS

Total Site Solutions (TSS) plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS's comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, TSS provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This release may contain "forward-looking statements" -- that is, statements related to future-not past-events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as "guidance," "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," or "will." Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely or positively affect the company's future results include: the company's reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the company's strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the company's filings with the Securities and Exchange Commission. These uncertainties may cause the company's actual future results to be materially different than those expressed in the company's forward-looking statements. The company does not undertake to update its forward-looking statements.

Company Contact:
Thomas P Rosato
Chief Executive Officer

Fortress International Group, Inc.
Phone: (410)312-9988 Ext. 222

Investor Relations:
John McNamara
Cameron Associates
Phone: (212) 245-8800 Ext. 205
john@cameronassoc.com

SOURCE Fortress International Group

http://www.totalsiteteam.com